Exhibit 10.4

NOTE:  Stock options granted to members of the Managing Committee (“Optionees”) of U.S. Bancorp (the “Company”) on and after April 21, 2015 will have the terms and conditions set forth in each Optionee’s grant summary (the “Grant Summary”), which can be accessed on the Morgan Stanley Website at www.stockplanconnect.com (or the website of any other stock plan administrator selected by the Company in the future).  The Grant Summary may be viewed at any time on this Website, and the Grant Summary may also be printed out.  In addition to the individual terms and conditions set forth in the Grant Summary, each stock option will have the terms and conditions set forth in the form of Non-Qualified Stock Option Agreement below.  As a condition to each stock option grant, Optionee accepts the terms and conditions of the Grant Summary and the Non-Qualified Stock Option Agreement.

U.S. BANCORP

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, together with the Grant Summary which is incorporated herein by reference (collectively, the “Agreement”), sets forth the terms and conditions of a stock option for the purchase of common stock of the Company, par value $0.01 per share (the “Common Stock”), granted to Optionee by the Company.  The grant of the Option is pursuant to the Company’s 2015 Stock Incentive Plan, which was approved by shareholders on April 21, 2015 (the “Plan”), and is subject to its terms.  Capitalized terms not defined in the Agreement shall have the meaning ascribed to such terms in the Plan.

The Company and Optionee agree as follows:

1.             Grant of Option

Subject to the terms and conditions of the Plan and the Agreement, the Company grants Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in Optionee’s Grant Summary at the exercise price per share set forth in the Grant Summary.  The date of grant of the Option (the “Grant Date”) and the expiration date of the Option (the “Expiration Date”) also are set forth in Optionee’s Grant Summary.  The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Vesting of Exercise Rights; Forfeiture; Expiration

(a)           Time-Based Vesting Conditions; Expiration.  Subject to the terms and conditions of the Agreement, the Option (or a portion thereof) shall vest and may be exercised on or after the date or dates set forth in Optionee’s Grant Summary (each such date, a “Scheduled Vesting Date”) if Optionee remains continuously employed by the Company or an Affiliate of the Company until the applicable Scheduled Vesting Date.  Except as otherwise provided in the Agreement, if Optionee ceases to be an employee of the Company or any Affiliate prior to an applicable Scheduled Vesting Date, any portion of the Option that has not previously become vested in accordance with the Grant Summary shall be immediately and irrevocably forfeited.  Vested Options shall terminate and shall no longer be exercisable at the close of business on the Expiration Date, or on such earlier date as provided in this Section 2.

(b)           Accelerated Vesting of Exercise Rights Upon Death.  Notwithstanding the vesting provisions contained in Section 2(a), and subject to the other terms and conditions of the Agreement, if Optionee dies while in the employ of the Company or any Affiliate, then the vesting of the Option will accelerate upon the death of Optionee, and the Option will be fully exercisable in whole or in part at any time up to the earlier of (i) the last day of the three-year period commencing on the date of Optionee’s death and (ii) the Expiration Date of the Option.  The Option may be exercised by the personal representatives or administrators of Optionee or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution.

(c)           Continued Vesting of Exercise Rights Upon Retirement or Disability. Notwithstanding the vesting provisions contained in Section 2(a), and subject to the other terms and conditions of the Agreement, upon the Retirement (as defined in Section 9) or Disability (as defined in Section 9) of Optionee, the unvested portion of the Option at the time of such Retirement or Disability shall not be forfeited, and instead will become exercisable in accordance with the terms of the Agreement as though such Retirement or Disability had never occurred.  Notwithstanding the foregoing, if Optionee shall die following Disability or Retirement (but prior to the Expiration Date of the Option), then the unvested portion of the Option at the time of Optionee’s death, if any, will become exercisable in its entirety immediately upon Optionee’s death, and the Option will be exercisable in whole or in part by the personal representatives or administrators of Optionee, or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, at any time up to the earlier of (i) the last day of the three-year period commencing on the date of Optionee’s death and (ii) the Expiration Date of the Option.

(d)           Extended Period to Exercise Option Following Early Retirement.  If Optionee’s employment is terminated by reason of Early Retirement (as defined in Section 9), Optionee may exercise the portion of the Option that was vested on the date of such termination of employment at any time up to the earlier of (i) the last day of the three-year period commencing on the date of such termination of employment and (ii) the Expiration Date of the Option.  If Optionee shall die following Early Retirement (but prior to the termination or expiration of the Option as determined in accordance with the immediately prior sentence), the personal representatives or administrators of Optionee, or the Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution, may exercise the Option in accordance with the provisions of this Section 2(d).

(e)           Accelerated Vesting of Exercise Rights Upon Qualifying Termination.  Notwithstanding the vesting provision contained in Section 2(a), and subject to the other terms and conditions of the Agreement, if Optionee’s employment is terminated pursuant to a Qualifying Termination (as defined in Section 9), the vesting of the Option will be accelerated and the Option may be exercised in full immediately upon such Qualifying Termination.  Further, upon a Qualifying Termination, Optionee shall have the right to exercise the Option for a period of one year following such Qualifying Termination; provided, however, that no provision of this Section 2(e) shall shorten the period in which the Option may be exercised in the event of death, Disability, Retirement or Early Retirement as provided herein; and, provided further, that no Option shall be exercisable after the Expiration Date of the Option.

(f)            Termination for Cause.  If Optionee’s employment is terminated for Cause, the Option shall be terminated in its entirety and shall not be exercisable at any time on or after the date of the misconduct.

(g)           Exercise of Option Following Termination of Employment for any Reason other than Cause, Death, Disability, Retirement, Early Retirement or Qualifying Termination.  If Optionee’s employment shall be terminated for any reason other than Cause, death, Disability, Retirement, Early Retirement or a Qualifying Termination, Optionee may exercise the Option, to the extent that the Option was exercisable by Optionee on the date of the termination of employment, at any time up to the earlier of (i) 90 days after such termination and (ii) the Expiration Date of the Option.

(h)           Forfeiture upon Violation of Confidentiality and Non-solicitation Agreement.  Notwithstanding any other provisions in this Agreement, if Optionee violates the terms of any confidentiality and non-solicitation agreement between the Company or an Affiliate and Participant, the Option shall terminate in its entirety and may no longer be exercised by Optionee (or by any representative or administrator of Optionee or any transferee of the Optionee by will or the applicable laws of decent and distribution) at any time on or after the occurrence of any such violation.

3.             Special Risk-Related Cancellation Provisions

Notwithstanding any other provision of the Agreement, if at any time subsequent to the Grant Date the Committee determines, in its sole discretion, that Optionee has, (i) failed to comply with Company policies and procedures, including its Code of Ethics and Business Conduct, (ii) violated any law or regulation, (iii) engaged in negligent or willful misconduct, or (iv) engaged in activity resulting in a significant or material control deficiency under the Sarbanes-Oxley Act of 2002, and such failure, violation, misconduct or activity (A) demonstrates an Inadequate Sensitivity (as defined below) to the inherent risks of Optionee’s business line or functional area, and (B) results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on the Company or Optionee’s business line or functional area, all or part of the Option granted under the Agreement that has not yet become vested (i.e. the portion that has not yet become exercisable) at the time of such determination may be cancelled, and, if so cancelled, all or such part of the Option will not become exercisable.  “Inadequate Sensitivity” means Optionee has engaged in imprudent activities that subject the Company to risk outcomes in future periods, including risks that may not be apparent at the time the activities are undertaken.

4.             Securities Law Compliance

The exercise of all or any portion of this Option shall only be effective at such time that the sale of Common Stock issued pursuant to such exercise will not violate any state or federal securities or other laws.  The Company is under no obligation to effect any registration of the stock subject to the Option under the Securities Act of 1933 or to effect any state registration or qualification of such Common Stock.  The Company may, in its sole discretion, defer the effectiveness of any full or partial exercise of the Option in order to ensure that the issuance of stock upon exercise will be in compliance with federal or state securities laws and the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded.

5.             Method of Exercise of Option

Subject to the foregoing, the Option may be exercised in whole or part from time to time by contacting Morgan Stanley (or any other stock plan administrator selected by the Company in the future) in accordance with procedures established by the Company.  Information about exercising the Option can be accessed at USBnet (HRConnection) or www.USBankHR.com, or such other resource as established by the Company.  When exercising the Option, the number of shares as to which the Option is being exercised must be specified, and the purchase price (together with all federal, state, local, and foreign taxes required to be withheld) must be paid.  To the extent permitted under the option exercise procedures established by the Company and in effect at the time of exercise, Optionee may pay the purchase price (i) by check or other authorized money transfer; (ii) by delivery (through attestation) of already-owned Shares having a Fair Market Value on the exercise date equal to the applicable exercise price, which Shares are owned free and clear of any liens, claims, encumbrances or security interests; or (iii) such other means as permitted under the procedures established by the Company and in effect at the time of exercise.  For this purpose, already-owned Shares must have been owned by Optionee for a minimum of six months prior to the date of exercise of the Option.

6.             Income Tax Withholding

In order to comply with all applicable federal, state, local and foreign income and payroll tax laws or regulations, the Company or an Affiliate may take such action as it deems appropriate to ensure that all required withholdings with respect to taxes, which are the sole and absolute responsibility of Optionee, are withheld or collected from Optionee.  By acceptance and exercise of the Option, Optionee authorizes the Company or an Affiliate to take such actions, which may include, but are not limited to: (i) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, or withholding a portion of the Shares otherwise to be delivered upon exercise of the Option, in each case such Shares having a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy certain statutory withholding requirements to avoid adverse accounting treatment under ASC 718); (ii) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Company or an Affiliate; and (iii) permitting Optionee to deliver shares of Common Stock (other than the Shares issuable upon exercise of the Option) having a Fair Market Value equal to the amount of tax required to be withheld, which shares must have been owned by Optionee for a minimum of six months prior to the date of exercise of the Option.

7.             Miscellaneous

(a)           The Agreement shall not give Optionee any right with respect to continuance of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time.  In addition, the Company or any Affiliate may at any time dismiss Optionee from employment, free from any liability or claim under the Plan.  The holder of the Option will not be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(b)           The Option may not be transferred, other than by will or the laws of descent and distribution and during Optionee’s lifetime the Option is exercisable only by Optionee (or by Optionee’s guardian or legal representative in the case of disability).

(c)           The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s Common Stock as will be sufficient to satisfy the requirements of the Agreement.

(d)           The Option is issued pursuant to the Plan and is subject to its terms.  The Plan is available for inspection during business hours at the principal office of the Company.  In addition, the Plan can be accessed on the Morgan Stanley Website at www.stockplanconnect.com (or the website of any other stock plan administrator selected by the Company in the future).

(e)           Optionee acknowledges that the grant, vesting, exercise or amendment of the Option, and the sale or other taxable disposition of the Shares issued with respect to the Option, may have tax consequences pursuant to the Code or under local, state or international tax laws.  It is intended that the Option shall be exempt from Section 409A of the Code and the provisions of the Agreement and the Plan shall be construed and administered accordingly.  Any amendment or modification of the Option (to the extent permitted under the terms of the Plan), will be undertaken in a manner intended to comply with Section 409A, to the extent applicable. Notwithstanding the foregoing, there is no guaranty or assurance as to the tax treatment of the Option.  Optionee acknowledges that Optionee is relying solely and exclusively on Optionee’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Optionee understands and agrees that any and all tax consequences resulting from the Option and its grant, vesting, exercise, amendment or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Option, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Optionee for such taxes or other items.

8.             Venue

Any claim or action brought with respect to this Award shall be brought in a federal or state court located in Minneapolis, Minnesota.

9.             Definitions

(a)           “Disability” means qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.

(b)           “Early Retirement” means termination of employment (other than for Cause) by a Person who is age 55 or older and has had 10 or more years of employment with the Company or its Affiliates following such Person’s most recent date of hire by the Company or its Affiliates.

(c)           “Qualifying Termination” means a termination of Optionee’s employment with the Company or its Affiliates by the Company for any reason other than Cause within 12 months following a Change in Control, provided that such a termination will not be a Qualifying Termination if:

(A)                   the Company has notified Optionee in writing more than 30 days prior to the Announcement Date that Optionee’s employment is not expected to continue for more than 12 months following the date of such notification, and Optionee’s employment is in fact terminated within such 12-month period; or

(B)                   Optionee has announced in writing, prior to the date the Company provides a Notice of Termination to Optionee, that Optionee intends to terminate his or her employment.

For purposes of this definition, the term Company shall be deemed to include any Person that has assumed the Option (or provided a substitute award to Optionee) in connection with a Change in Control.

(d)           “Retirement” means the termination of employment (other than for Cause) by a Person who is age 59 1/2 or older and has had 10 or more years of employment with the Company or its Affiliates following such Person’s most recent date of hire by the Company or its Affiliates.